Exhibit 10.3

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 7, 2015, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and AEGERION PHARMACEUTICALS, INC., a Delaware corporation with its chief executive office located at One Main Street, 8th Floor, Cambridge, Massachusetts 02142 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 28, 2012, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 28, 2012, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of July 10, 2012, between Borrower and Bank, as amended by that certain Second Loan Modification Agreement dated as of December 6, 2012, between Borrower and Bank, as amended by that certain Consent and Third Loan Modification Agreement dated as of December 12, 2013, between Borrower and Bank, as amended by that certain Fourth Loan Modification Agreement dated March 26, 2014, between Borrower and Bank, and as further amended by that certain Fifth Loan Modification Agreement dated as of January 9, 2015, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting subsection (i) of the definition of “Permitted Investments” in its entirety and replacing it with the following text:

“(i) Investments by Borrower in any of its Subsidiaries for current, ordinary and necessary operating expenses in an aggregate amount not to exceed Forty-Two Million Dollars ($42,000,000) in the aggregate per fiscal year, provided no Event of Default has occurred and is continuing or would result from such Investment.”

4. FEES. Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this Loan Modification Agreement.

5. CONSENT. Borrower has notified Bank that it has made Investments to Subsidiaries in an aggregate amount in excess of Five Million Dollars in the aggregate (the “Subsidiary Investment”) without Bank’s prior written consent. Bank hereby consents to the Subsidiary Investment, and agrees that the Subsidiary Investment (a) shall be considered a Permitted Investment and (b) shall not, in and of itself, constitute an “Event of Default” under Section 7.7(b) (relative to distributions and investments) of the Loan Agreement, provided that no Event of Default has occurred and is continuing.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the terms and provisions of this Loan Modification Agreement.

7. RATIFICATION OF LOAN DOCUMENTS. Except as expressly modified by this Loan Modification Agreement, Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: AEGERION PHARMACEUTICALS, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Gregory D. Perry	By:
Name: Title:	Gregory D. Perry CFO	Name: Title:

[Signature page to Sixth Loan Modification Agreement]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: AEGERION PHARMACEUTICALS, INC.	BANK: SILICON VALLEY BANK

By:	By:	/s/ Clark Hayes
Name: Title:	Name: Title:	Clark Hayes Director

[Signature page to Sixth Loan Modification Agreement]